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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                                ____________

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                         MOLECULAR DIAGNOSTICS, INC.
           (Exact Name of Registrant as Specified in its Charter)

               Delaware                            36-4296006
               --------                            ----------
        (State of Incorporation                 (I.R.S. Employer
           or Organization)                   Identification Number)


    414 North Orleans Street, Suite
         510 Chicago, Illinois                        60610
    -------------------------------                 ----------
         (Address of principal                      (Zip Code)
          executive offices)


    If this form relates to the          If this form relates to the
    registration of a class of           registration of a class of
    securities pursuant to Section       securities pursuant to Section
    12(b) of the Exchange Act and        12(g) of the Exchange Act and
    is effective upon filing             is effective pursuant to
    pursuant to General Instruction      General Instruction A(d)
    A(c) please check the following      please check the following
    box.  [_]                            box.[ X ]


   SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

    Title of Each Class to be so         Name of Each Exchange on Which
    Registered                           Each Class is to be Registered
    ----------------------------         ------------------------------


                 None                                  None


   SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

    Title of Each Class                  Name of Each Exchange on Which
    to be so Registered                  Each Class is to be Registered
    -------------------                  ------------------------------

    Common Stock, $0.001 par value       Over-the-Counter Bulletin Board

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   ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        Molecular Diagnostics, Inc. (the "Registrant") is registering on this Form 8-A its common stock, par value $0.001 per share ("Common Stock"). A description of the Common Stock is contained in the prospectus included in the Registrant's Registration Statement on Form S-2, as amended, (Registration No. 333-83578) under the caption "Description of Capital Stock - Common Stock," which description is incorporated herein by reference.

   ITEM 2.  EXHIBITS

        3.1 Restated Articles of Incorporation. (Incorporated herein by on Form 10-K for the fiscal year ended December 31, 1988.)

        3.2 Bylaws. (Incorporated herein by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989.)

        3.3 Certificate of Incorporation, as amended. (Incorporated herein by reference to Appendix D to the Registrant's Definitive Proxy Statement on Schedule 14A, filed on April 30, 1999.)

        3.4 By-laws. (Incorporated herein by reference to Appendix E to the Registrant's Definitive Proxy Statement on Schedule 14A, filed on April 30, 1999.)

        3.5 Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock. (Incorporated herein by reference to Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)

        3.6 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock Corporation. (Incorporated herein by reference to Exhibit 3.6 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)

        3.7 Certificate of Incorporation, as amended. (Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated September 26, 2001.)

        3.8 Section 6 of Article VII of the By-laws as amended. (Incorporated herein by reference to Exhibit 3.3 to the Registrant's S-4 Registration Statement, File No. 333-61666, filed August 24, 2001.)

        3.9 Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock. (Incorporated herein by reference to Exhibit 3.4 to the Registrant's S-2 Registration Statement, File No. 333-83578 filed February 28, 2002.)


       3.10 Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock. (Incorporated herein by reference to Exhibit 3.5 to the Registrant's S-2 Registration Statement, File No. 333-83578 filed February 28, 2002.)

        3.11   Certificate of Amendment of Amended Certificate of
               Designation, Preferences and Rights of Series C
               Convertible Preferred Stock. (Incorporated herein by reference to Exhibit 3.6 to the Registrant's S-2
               Registration Statement, File No. 333-83578 filed February 28, 2002.)

        3.12 Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock. (Incorporated herein by reference to Exhibit 3.7 to the Registrant's S-2 Registration Statement, File No. 333-83578 filed February 28, 2002.)

        3.13 Certificate of Designation, Preferences and Rights of Series E Convertible Preferred Stock. (Incorporated herein by reference to Exhibit 3.8 to the Registrant's S-2 Registration Statement, File No. 333-83578 filed February 28, 2002.)


                                  SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           MOLECULAR DIAGNOSTICS, INC.


                                           By:  /s/ PETER P. GOMBRICH
                                               -------------------------
                                                Peter P. Gombrich
                                                Chief Executive Officer
                                                  and acting Secretary


   July 23, 2002